UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2025

Alussa Energy Acquisition Corp. II

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42953	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 S Capital of Texas Hwy
Building L, Suite 250
Austin, Texas 78746

(Address of Principal Executive Offices) (Zip Code)

+1 (512) 904-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	ALUB U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	ALUB	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ALUB WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 14, 2025, Alussa Energy Acquisition Corp. II (the “Company”), a Cayman Islands exempted company, consummated its initial public offering (the “IPO”) of 28,750,000 units (“Units”) including the issuance of 3,750,000 Units as a result of the underwriter’s full exercise of its over-allotment option. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”) and one-third of one redeemable warrant (a “Warrant”), each whole warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to certain adjustments. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $287,500,000.

Simultaneously with the consummation of the IPO, the Company consummated a private placement (the “Private Placement”) of 2,500,000 Warrants (“Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, generating total proceeds of $2,500,000. The Private Placement Warrants were purchased by the Company’s sponsor, Alussa Energy Sponsor II LLC, a Delaware limited liability company (the “Sponsor”). The Private Placement Warrants are identical to the Warrants sold as part of the Units in the IPO except that the Private Placement Warrants: (1) will not be redeemable by the Company; (2) may not (and the Ordinary Shares issuable upon exercise of the Private Placement Warrants may not), subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Company’s initial business combination; (3) may be exercised by the holders on a cashless basis; and (4) are entitled to registration rights (including in respect of the Ordinary Shares issuable upon exercise of the Private Placement Warrants).

An audited balance sheet as of November 14, 2025, reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company announcing the consummation of the IPO and Private Placement is included as Exhibit 99.2 to this Current Report on Form 8-K.

As of November 14, 2025, an aggregate of $287,500,000 of the proceeds from the IPO and sale of the Private Placement Warrants have been deposited in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes and up to $100,000 of interest income to pay liquidation expenses, the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of the Company’s public shares if it is unable to complete its initial business combination within 24 months from the closing of the IPO (or by such earlier liquidation date as the Company’s Board may approve), subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to modify the substance or timing of its obligation to allow redemption in connection with its initial business combination or to redeem 100% of the Company’s public shares if it has not consummated an initial business combination within the completion window or with respect to any other material provisions relating to the holders of Ordinary Shares’ rights or pre-initial business combination activity.

On November 13, 2025, the underwriters for the IPO elected to exercise their over-allotment option in full. As a result, no Class B ordinary shares of the Company, par value $0.0001 per share, held by the Sponsor will be forfeited and cancelled by the Company.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Audited Balance Sheet as of November 14, 2025.
99.2	Press Release, dated November 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2025

Alussa Energy Acquisition Corp. II

By:	/s/ Ole Slorer
Name:	Ole Slorer
Title:	Director and Chief Executive Officer

2